UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

KKR & Co. L.P.

(Exact Name of Registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200, New York, NY	10019
(Address of principal executive office)	(Zip Code)

(212) 750-8300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 8.01              Other Events.

Underwriting Agreement

On March 10, 2016, KKR & Co. L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters (collectively, the “Underwriters”) to issue and sell (the “Offering”) 12,000,000 of the Partnership’s 6.75% Series A Preferred Units, liquidation preference $25.00 per unit (the “Series A Preferred Units”), and, at the option of the Underwriters, up to an additional 1,800,000 Series A Preferred Units to cover over-allotments, if any. The Offering is expected to close on March 17, 2016.  The Underwriting Agreement contains certain customary representations, warranties and agreements by the Partnership, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Offering is being made pursuant to a registration statement on Form S-3 (Registration No. 333-210061) and a related prospectus, including the related prospectus supplement (the “Prospectus Supplement”), each dated March 10, 2016 and filed with the Securities and Exchange Commission. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of March 10, 2016, among the Partnership, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By:	KKR Management LLC, its general partner

By:	/s/ David J. Sorkin
Name:	David J. Sorkin
Title:	General Counsel

Date: March 15, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of March 10, 2016, among the Partnership, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC